Exhibit 10.6


                      CONSULTING AGREEMENT

Consulting Agreement dated as of December 13, 2002 by and between CareDecision Corporation., a Nevada corporation, (the "Company"), and Wizard Enterprises ("Consultant").

                           WITNESSETH:

WHEREAS, Consultant has been an officer and director of the Company, but has resigned there from;

WHEREAS, Company desires to retain Consultant to consult and advise the Company from time to time, and Consultant is willing to provide such services:

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

     1. Consulting Arrangement. The Company hereby engages Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and Consultant hereby accepts such engagement for a period commencing on the 13th of December 2002 and continuing until this Agreement terminates pursuant to written notification by either the Company or Jagunich, which notification may occur at any time for any reason. Consultant agrees that Consultant will not have any authority to bind or act on behalf of the
Company. Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt Consultant's availability during the term of this Agreement. Neither Consultant nor her employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.


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     During  the term of this Agreement, Consultant shall  render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by Consultant to Company prior to the date hereof; provided that:

       (a) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

       (b) Consultant shall not be called upon to devote more than forty-eight (48) hours in any three month period in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

     2.   Compensation.

       (a) For the services provided under this Agreement, the Company shall issue the Consultant Two Million Five Hundred Thousand (2,500,000) restricted shares of common stock of the Company. The Consulting shares shall be issued January 31, 2003.

       (b) Consultant shall be required to devote the time necessary to perform such services as forming strategic relationships on the company's behalf and enhancing the business development of the Company, and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.

     3. Confidential Information. Consultant acknowledges that the information, observations and data obtained by her while engaged by the Company (including those obtained by her or her relatives and associates while she was a stockholder of Company prior to the date of this Agreement) concerning Company that are not generally available to the public other than as a result of a breach of this Agreement by Consultant ("Confidential Information") are the property of the Company. Consultant agrees that neither she nor her employees, agents, affiliates or relatives will disclose to any unauthorized person or use for her or their own account any Confidential Information without the prior written consent of the Company, unless and to the extent that such matters become generally known to and available for use by the public other than as a result of Consultant's acts or omissions to act. Notwithstanding the foregoing, if required pursuant to judicial or administrative subpoena or process or other legal obligation to disclose any Confidential Information, Consultant may make such disclosure only to the extent required, in the opinion of counsel for Consultant, to comply with such subpoena, process or other obligation. Consultant shall, as


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promptly as possible and in any event prior to the making of such disclosure, notify the Company of any such subpoena, process or obligation and shall cooperate with the Company in seeking a protective order or other means of protecting the confidentiality of the Confidential Information.

     4. Specific Performance. The parties hereto agree that money damages would be an inadequate remedy for any breach of any of the provisions of Section 3 of this Agreement. If Consultant, or her employees, agents or relatives breach or threaten to breach any provision of such section, the Company or its successors or assigns may, in addition to together available rights and remedies, apply to any court for injunctive relief to enforce, or prevent any violation of, any of the provisions of such sections (without posting a bond or other security).

     5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     6. Survival. Section 3 shall survive and continue in full force and effect in accordance with its terms notwithstanding any termination of this Agreement.

     7. Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     8. Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.


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     10.   Assignment. Consultant may not assign this  Agreement.
The Company may not assign this Agreement without the prior written consent of Consultant except in connection with a transfer of all or substantially all of the assets of the Company in which case, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation or entity to which such assets shall be transferred.

     11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such
counterparts   shall  together  constitute  one  and   the   same
instrument.

     12. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or of any term hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.




CareDecision Corporation            Wizard Enterprises


By: /s/ Robert Cox                  By: /s/ Gary Gordon
    --------------------                ------------------
    Robert Cox, President               Wizard Enterprises


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